UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Director Compensation — On July 20, 2005, the Board of Directors of the Company (i) increased the annual retainer for directors from $35,000 to $45,000, (ii) changed the awards deliverable to each non-employee director who joins the Board after July 20, 2005 at the time he or she first joins the Board from the grant of the right to receive 6,000 shares of the Company Common Stock pursuant to the Company’s Non-Employee Director Deferred Stock Plan, as further amended, when his or her membership on the Board terminates or, if sooner, when a change of control occurs to the grant of restricted stock units under the Barnes Group Inc. Stock and Incentive Award Plan having a value of $50,000 that vest three years after the date of grant, and (iii) increased the annual salary payable to Thomas O. Barnes, the Company’s Chairman of the Board, in his capacity as a non-executive employee from $250,000 to $265,000 effective as of July 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2005	BARNES GROUP INC.
(Registrant)

	By:	/s/ William C. Denninger
William C. Denninger
Senior Vice President and
Chief Financial Officer